Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: John Ravis, Investor Relations, 1-207-556-8155

IDEXX Laboratories Announces Third Quarter Results

▪	Achieves third quarter revenue growth of 7% as reported and 6% organic, supported by CAG Diagnostics recurring revenue growth of 7% as reported and organic.

▪	Organic revenue growth supported by benefits from IDEXX execution drivers including continued solid new business gains and double-digit year-over-year global premium installed base growth.

▪	Delivers EPS of $2.80, an increase of 11% as reported and 12% on a comparable basis, supported by operating margin expansion of 110 basis points as reported and 100 basis points on a comparable basis.

▪	Adjusts 2024 revenue guidance to $3,865 million - $3,890 million, a reduction of $38 million or ~1% at midpoint, incorporating expectations for near-term negative impacts on growth related to macro and sector conditions constraining pet owner visits and demand at U.S. veterinary clinics.

▪	Updates 2024 revenue growth guidance to 5.5% - 6.2% as reported and 5.3% - 6.0% organic, driven by projected CAG Diagnostics recurring revenue growth of 5.6% - 6.2% as reported and 5.8% - 6.4% organic.

▪	Narrows 2024 EPS outlook to $10.37 - $10.53, maintaining consistent EPS midpoint compared to prior guidance, supported by consistent outlook for solid operating margin performance and benefits from lower projected interest expense and effective tax rate.

WESTBROOK, Maine, October 31, 2024— IDEXX Laboratories, Inc. (NASDAQ: IDXX), a global leader in pet healthcare innovation, today announced third quarter results.

Third Quarter Results

The Company reports revenues of $976 million for the third quarter of 2024, an increase of 7% as reported and 6% organic, driven by Companion Animal Group ("CAG") growth of 7% as reported and 6% organic, and Water revenue growth of 13% as reported and organic. CAG Diagnostics recurring revenue growth of 7% as reported and organic was supported by sustained double-digit growth in international regions and global benefits from IDEXX execution drivers including 10% annual growth in IDEXX's global premium instrument installed base. IDEXX veterinary software, services and diagnostic imaging systems revenue increased 11% as reported and 6% organic, reflecting high recurring revenue growth and continued momentum in cloud-based software placements.

IDEXX Announces Third Quarter Results

October 31, 2024

Third quarter earnings per diluted share (“EPS”) were $2.80, an increase of 11% as reported and 12% on a comparable basis, supported by operating margin expansion of 110 basis points as reported and 100 basis points on a comparable basis.

“IDEXX teams continued their strong execution in the third quarter as demonstrated by solid net customer gains, continued growth in our premium IDEXX VetLab® instrument installed base, and nearly 700 pre-orders of IDEXX inVue Dx™ Cellular Analyzer, which will begin shipping later in the fourth quarter,” said Jay Mazelsky, President and Chief Executive Officer. "Customers especially value IDEXX technology solutions like inVue Dx that provide meaningful clinical insights while giving time back to busy practice staff.”

Third Quarter Performance Highlights

Companion Animal Group

The Companion Animal Group generated revenue growth of 7% as reported and 6% organic for the quarter. Solid growth was supported by CAG Diagnostics recurring revenue growth of 7% as reported and organic. CAG Diagnostics recurring revenue growth was supported by 10% reported and organic gains in international regions. U.S. CAG Diagnostics recurring revenue growth of 5% as reported and organic continued to outpace sector growth levels in the third quarter.

Additional U.S. companion animal practice key metrics are available in the Q3 2024 Earnings Snapshot accessible on the IDEXX website, www.idexx.com/investors.

Solid global growth was achieved across IDEXX's testing modalities.

▪	IDEXX VetLab® consumables generated 11% reported and organic revenue growth, with double-digit gains in the U.S. and International regions supported by strong installed base growth across premium instrument platforms and benefits from equivalent days effects.

▪	Reference laboratory diagnostic and consulting services generated 3% reported and 2% organic revenue growth, driven by solid International growth.

▪	Rapid assay products revenues grew 6% as reported and organic, driven by solid gains in the U.S., including benefits from higher net price realization and equivalent days effects.

Veterinary software, services and diagnostic imaging systems revenues grew 11% as reported and 6% organically, driven by continued high levels of organic growth in software and diagnostic imaging recurring revenues and benefits from a recent software and data platform acquisition.

IDEXX Announces Third Quarter Results

October 31, 2024

Water

Water revenues grew 13% as reported and organic for the quarter, reflecting double-digit gains in the U.S. and continued solid growth in Europe.

Livestock, Poultry and Dairy (“LPD”)

LPD revenues declined 3% as reported and 2% organic for the quarter. Solid gains in the U.S. and for poultry tests globally were offset by lower Asia Pacific revenues, including impacts from reduced swine testing and herd health screening levels.

Gross Profit and Operating Profit

Gross profits increased 9% as reported and on a comparable basis. Gross margin of 61.1% increased 120 basis points as reported and 140 basis points on a comparable basis supported by benefits from business mix, led by high growth in IDEXX VetLab consumable revenues and veterinary software, services, and diagnostic imaging recurring revenues and lower instrument costs.

Operating margin was 31.2% for the quarter, higher than the prior year by 110 basis points as reported and 100 basis points on a comparable basis. Operating margin results reflect 7% operating expense growth as reported and 8% on a comparable basis. Operating expense growth was driven by higher sales and marketing expense and higher R&D spend related to advancing the Company's growth and innovation agenda.

2024 Growth and Financial Performance Outlook

The Company is updating its full year revenue growth guidance range to $3,865 million - $3,890 million, or reported growth of 5.5% - 6.2%, a reduction of $38 million at midpoint. This reflects an adjustment of ~1.5% at midpoint to full year estimates for organic revenue growth, which is now projected at 5.3% - 6.0%, reflecting recent trends in U.S. clinical visit and demand levels. The updated guidance range includes ~$15 million of favorable impact from more recent foreign exchange estimates.

The Company maintained a consistent full year reported operating margin outlook of 28.7% - 29.0%, including ~160 basis points of impact related to the previously reported discrete litigation expense accrual. At midpoint, projected full year comparable operating profit margin expansion of 30 - 60 basis points includes a ~40 basis point negative growth impact from lapping a customer contract resolution payment in the first quarter of 2023.

The Company narrowed its EPS outlook range to $10.37 - $10.53, maintaining a consistent midpoint. 2024 EPS results include a $0.56 negative impact from a discrete litigation expense accrual recorded in the second quarter. Negative EPS impacts related to adjustments to the organic revenue outlook were offset by $0.02 in favorable adjustments to foreign exchange estimates and favorable refinements to interest expense and effective tax rate estimates. The updated EPS growth outlook is 3% - 5% as reported and 10% - 11% on comparable basis, including a ~2% negative growth impact from lapping a customer contract resolution payment in the first quarter of 2023.

IDEXX Announces Third Quarter Results

October 31, 2024

The following table provides the Company's updated outlook for annual key financial metrics in 2024 with a comparison to the prior outlook:

Amounts in millions except per share data and percentages

2024 Growth and Financial Performance Outlook

	Updated	Prior
Revenue	$3,865 - $3,890	$3,885 - $3,945
Reported growth	5.5% - 6.2%	6.2% - 7.8%
Organic growth	5.3% - 6.0%	6.2% - 7.8%
CAG Diagnostics Recurring Revenue Growth
Reported growth	5.6% - 6.2%	5.7% - 7.3%
Organic growth	5.8% - 6.4%	6.2% - 7.8%
Operating Margin	28.7% - 29.0%	28.7% - 29.0%
Operating margin expansion	(130 bps) - (100 bps)	(130 bps) - (100 bps)
Negative impact of ongoing litigation matter	~160 bps	~160 bps
Comparable margin expansion	30 bps - 60 bps	30 bps - 60 bps
Negative impact of 2023 customer contract resolution payment	~ 40 bps	~ 40 bps
EPS	$ 10.37 - $10.53	$10.31 - $10.59
Reported growth	3% - 5%	2% - 5%
Negative impact of ongoing litigation matter	~6%	~6%
Comparable growth	10% - 11%	9% - 12%
Negative impact of 2023 customer contract resolution payment	~2%	~2%
Other Key Metrics
Net interest expense	~$19	~$20
Share-based compensation tax benefit	~$9	~$10
Share-based compensation tax rate benefit	~1%	~1%
Effective tax rate	~20.7%	~21.5%
Share-based compensation EPS impact	~$0.11	~$0.12
Reduction in average shares outstanding	0.5% - 1%	0.5% - 1%
Operating Cash Flow (% of Net Income)	110% - 115%	110% - 115%
Free Cash Flow (% of Net Income)	90% - 95%	90% - 95%
Capital Expenditures	~ $160	~ $180

IDEXX Announces Third Quarter Results

October 31, 2024

The following table outlines estimates of foreign currency exchange rate impacts, net of foreign currency hedging transactions, and foreign currency exchange rate assumptions reflected in the above financial performance outlook for 2024.

Estimated Foreign Currency Exchange Rate Impacts	2024
Revenue growth rate impact	(~ 20 bps)
CAG Diagnostics recurring revenue growth rate impact	(~ 20 bps)
Operating margin growth impact	~ 0 bps
EPS impact	(~ $0.03)
EPS growth impact	~ 0%

Go-Forward Foreign Currency Exchange Rate Assumptions	2024
In U.S. dollars
euro	$1.08
British pound	$1.29
Canadian dollar	$0.72
Australian dollar	$0.66
Relative to the U.S. dollar
Japanese yen	¥152
Chinese renminbi	¥7.18
Brazilian real	R$5.66

Conference Call and Webcast Information

IDEXX Laboratories, Inc. will be hosting a conference call today at 8:30 a.m. (EDT) to discuss its third quarter 2024 results and management’s outlook. Individuals can access a live webcast of the conference call through a link on the IDEXX website, www.idexx.com/investors. An archived edition of the webcast will be available after 1:00 p.m. (EDT) on that day via the same link and will remain available for one year. The live call also will be accessible by telephone. To listen to the live conference call, please dial 1-800-289-0462 or 1-323-794-2442 and reference passcode 205740.

About IDEXX Laboratories, Inc.

IDEXX is a global leader in pet healthcare innovation. Our diagnostic and software products and services create clarity in the complex, constantly evolving world of veterinary medicine. We support longer, fuller lives for pets by delivering insights and solutions that help the veterinary community around the world make confident decisions—to advance medical care, improve efficiency, and build thriving practices. Our innovations also help ensure the safety of milk and water across the world and maintain the health and well-being of people and livestock. IDEXX Laboratories, Inc. is a member of the S&P 500® Index. Headquartered in Maine, IDEXX employs approximately 11,000 people and offers solutions and products to customers in more than 175 countries and territories. For more information about IDEXX, visit www.idexx.com.

IDEXX Announces Third Quarter Results

October 31, 2024

Note Regarding Forward-Looking Statements

This earnings release and the statements to be made in the accompanying earnings conference call contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements about the Company’s business prospects and estimates of the Company’s financial results for future periods. Forward-looking statements are included above under "Third Quarter Results", "2024 Growth and Financial Performance Outlook", and elsewhere and can be identified by the use of words such as "expects", "may", "anticipates", "intends", "would", "will", "plans", "believes", "estimates", "projected", "should", and similar words and expressions. Our forward-looking statements include statements relating to our expectations regarding financial performance; revenue growth and EPS outlooks; operating and free cash flow forecast; projected impact of foreign currency exchange rates and interest rates; projected operating margins and expenses and capital expenditures; projected tax, tax rate and EPS benefits from share-based compensation arrangements; projected effective tax rates (including benefit from an expected release of a non-recurring tax reserve), reduction of average shares outstanding and net interest expense; U.S. clinical visit trends, including macro and sector trends affecting pet owner visits and demand at U.S. veterinary clinics; net price realization improvement; anticipated benefits from corporate account contract expansions; projected impact of recent severe weather events; software placement and user-base growth; and future product and service launches and expansions. These statements are intended to provide management's expectation of future events as of the date of this earnings release; are based on management's estimates, projections, beliefs, and assumptions as of the date of this earnings release; and are not guarantees of future performance. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, among other things, the matters described under the headings "Business," "Risk Factors," "Legal Proceedings," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures About Market Risk" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and in the corresponding sections of the Company's Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024, June 30, 2024, and September 30, 2024, as well as those described from time to time in the Company’s other filings with the U.S. Securities and Exchange Commission available at www.sec.gov. The Company specifically disclaims any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Regarding Non-GAAP Financial Measures

The following defines terms and conventions and provides reconciliations regarding certain measures used in this earnings release and/or the accompanying earnings conference call that are not required by, or presented in accordance with, generally accepted accounting principles in the United States of America ("GAAP"), otherwise referred to as non-GAAP financial measures. To supplement the Company’s consolidated results presented in accordance with GAAP, the Company has disclosed non-GAAP financial measures that exclude or adjust certain items. Management believes these non-GAAP financial measures provide useful supplemental information for its and investors’ evaluation of the Company’s business performance and liquidity and are useful for period-over-period comparisons of the performance of the Company’s business and its liquidity and to the performance and liquidity of our peers. While management believes that these non-GAAP financial measures are useful in evaluating the Company’s business, this information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures reported by other companies.

Constant currency - Constant currency references are non-GAAP financial measures which exclude the impact of changes in foreign currency exchange rates and are consistent with how management evaluates our performance and comparisons with prior and future periods. We estimated the net impacts of currency on our revenue, gross profit, operating profit, and EPS results by restating results to the average exchange rates or exchange rate assumptions for the comparative period, which includes adjusting for the estimated impacts of foreign currency hedging transactions and certain impacts on our effective tax rates. These estimated currency changes impacted third quarter 2024 results as follows: decreased gross profit growth by 0.2%, decreased gross margin growth by 20 basis points, decreased operating expense growth by 0.8%, increased operating profit growth by 0.4%, increased operating profit margin growth by 10 basis points, and increased EPS growth by 0.4%. Constant currency revenue growth represents the percentage change in revenue during the applicable period, as compared to the prior year period, excluding the impact of changes in foreign currency exchange rates. See the supplementary analysis of results below for revenue percentage change from currency for the three and nine months ended September 30, 2024 and refer to the 2024 Growth and Financial Performance Outlook section of this earnings release for estimated foreign currency exchange rate impacts on 2024 projections and estimates.

Growth and organic revenue growth - All references to growth and organic growth refer to growth compared to the equivalent prior year period unless specifically noted. Organic revenue growth is a non-GAAP financial measure that represents the percent change in revenue, as compared to the same period for the prior year, net of the impact of changes in foreign currency exchange rates, certain business acquisitions, and divestitures. Management believes that reporting organic revenue growth provides useful information to investors by facilitating easier comparisons of our revenue performance with prior and future periods and to the performance of our peers. Organic revenue growth should be considered in addition to, and not as a replacement of or a superior measure to, revenue growth reported in accordance with GAAP. See the supplementary analysis of results below for a reconciliation of reported revenue growth to organic revenue growth for the three and nine months ended September 30, 2024. Please refer to the constant currency note above for a summary of foreign currency exchange rate impacts. Please refer to the 2024 Growth and Financial Performance Outlook section of this earnings release for estimated full year 2024 organic revenue growth for the Company and CAG Diagnostics recurring revenue growth. The percentage change in revenue resulting from acquisitions represents revenues during the current year period, limited to the initial 12 months from the date of the acquisition, that are directly attributable to business acquisitions. Revenue from acquisitions is expected to benefit projected full year 2024 revenue growth by 0.4% and have no impact on CAG Diagnostics recurring revenue growth.

IDEXX Announces Third Quarter Results

October 31, 2024

Comparable growth metrics - Comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) are non-GAAP financial measures and exclude the impact of changes in foreign currency exchange rates and non-recurring or unusual items (if any). Please refer to the constant currency note above for a summary of foreign currency exchange rate impacts. Management believes that reporting comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) provides useful information to investors because it enables better period-over-period comparisons of the fundamental financial results by excluding items that vary independent of performance and provides greater transparency to investors regarding key metrics used by management. Comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) should be considered in addition to, and not as replacements of or superior measures to, gross profit growth, gross margin gain, operating expense growth, operating profit growth and operating margin gain reported in accordance with GAAP.

The reconciliation of these non-GAAP financial measures is as follows:

	Three Months Ended		Year-over-Year	Nine Months Ended		Year-over-Year
	September 30,	September 30,	Change	September 30,	September 30,	Change
Dollar amounts in thousands	2024	2023		2024	2023
Gross Profit (as reported)	$596,038	$547,982	9%	$1,808,267	$1,663,803	9%
Gross margin	61.1%	59.9%	120 bps	61.4%	60.3%	110 bps
Less: comparability adjustments
Change from currency	(1,081)	—		(4,201)	—
Comparable gross profit growth	$597,119	$547,982	9%	$1,812,468	$1,663,803	9%
Comparable gross margin and gross margin gain (or growth)	61.2%	59.9%	140 bps	61.5%	60.3%	120 bps

Operating expenses (as reported)	$292,146	$272,699	7%	$941,616	$811,977	16%
Less: comparability adjustments
Change from currency	(2,286)	—		(2,591)	—
Ongoing litigation matter	—	—		61,500	—
Comparable operating expense growth	$294,432	$272,699	8%	$882,707	$811,977	9%

Income from operations (as reported)	$303,892	$275,283	10%	$866,651	$851,826	2%
Operating margin	31.2%	30.1%	110 bps	29.4%	30.9%	(140) bps
Less: comparability adjustments
Change from currency	1,205	—		(1,610)	—
Ongoing litigation matter	—	—		(61,500)	—
Comparable operating profit growth	$302,687	$275,283	10%	$929,761	$851,826	9%
Comparable operating margin and operating margin gain (or growth)	31.0%	30.1%	100 bps	31.5%	30.9%	70 bps

Amounts presented may not recalculate due to rounding.

Projected 2024 comparable operating margin expansion outlined in the 2024 Growth and Financial Performance Outlook section of this earnings release reflects: (i) projected full year 2024 reported operating margin is adjusted for impacts of the discrete expense accrual related to an ongoing litigation matter in the second quarter of 2024; and (ii) projected full year 2024 reported operating margin includes an immaterial impact from year-over-year foreign currency exchange rate changes at noted exchange rates.

These impacts described above reconcile reported gross profit growth, gross margin gain, operating expense growth, operating profit growth and operating margin gain (including projected 2024 operating margin expansion) to comparable gross profit growth, comparable gross margin gain, comparable operating expense growth, comparable operating profit growth and comparable operating margin gain for the Company.

IDEXX Announces Third Quarter Results

October 31, 2024

Comparable EPS growth - Comparable EPS growth is a non-GAAP financial measure that represents the percentage change in earnings per share (diluted) ("EPS") for a measurement period, as compared to the prior base period, net of the impact of changes in foreign currency exchange rates from the prior base period and excluding the tax benefits of share-based compensation activity under ASU 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, and non-recurring or unusual items (if any). Management believes comparable EPS growth is a more useful way to measure the Company’s business performance than EPS growth because it enables better period-over-period comparisons of the fundamental financial results by excluding items that vary independent of performance and provides greater transparency to investors regarding a key metric used by management. Comparable EPS growth should be considered in addition to, and not as a replacement of or a superior measure to, EPS growth reported in accordance with GAAP. Please refer to the constant currency note above for a summary of foreign currency exchange rate impacts.

The reconciliation of this non-GAAP financial measure is as follows:

	Three Months Ended		Year-over-Year	Nine Months Ended		Year-over-Year
	September 30,	September 30,	Growth	September 30,	September 30,	Growth
	2024	2023		2024	2023
Earnings per share (diluted)	$2.80	$2.53	11%	$8.05	$7.75	4%
Less: comparability adjustments
Share-based compensation activity	—	0.04		0.11	0.14
Ongoing litigation matter	—	—		(0.56)	—
Change from currency	0.01	—		(0.01)	—
Comparable EPS growth	2.79	2.49	12%	8.51	7.61	12%

Amounts presented may not recalculate due to rounding.

Projected 2024 comparable EPS growth outlined in the 2024 Growth and Financial Performance Outlook section of this earnings release reflects adjustments to projected full year 2024 reported EPS for: (i) estimated positive share-based compensation activity of ~$0.11; (ii) a negative $0.56 impact from a discrete expense accrual related to an ongoing litigation matter in the second quarter of 2024; and (iii) estimated negative year-over-year foreign currency exchange rate change impact of ~$0.03 at noted exchange rates.

These impacts and those described in the constant currency note above reconcile reported EPS growth (including projected 2024 reported EPS growth) to comparable EPS growth for the Company.

Free cash flow - Free cash flow is a non-GAAP financial measure and means, with respect to a measurement period, the cash generated from operations during that period, reduced by the Company’s investments in property and equipment. Management believes free cash flow is a useful measure because it indicates the cash the operations of the business are generating after appropriate reinvestment for recurring investments in property and equipment that are required to operate the business. Free cash flow should be considered in addition to, and not as a replacement of or a superior measure to, net cash provided by operating activities. See the supplementary analysis of results below for our calculation of free cash flow for the three and nine months ended September 30, 2024 and 2023. To estimate projected 2024 free cash flow, we have deducted projected purchases of property and equipment (also referred to as capital expenditures) of approximately $160 million. Free cash flow conversion, or the net income to free cash flow ratio, is a non-GAAP financial measure that is defined as free cash flow, with respect to a measurement period, divided by net income for the same period. To calculate trailing twelve-month net income to free cash flow ratio for the twelve months ended September 30, 2024, we have deducted purchases of property and equipment of approximately $124 million from net cash provided from operating activities of approximately $917 million, divided by net income of approximately $866 million.

Debt to Adjusted EBITDA (Leverage Ratios) - Adjusted EBITDA, gross debt, and net debt are non-GAAP financial measures. Adjusted EBITDA is a non-GAAP financial measure of earnings before interest, taxes, depreciation, amortization, non-recurring transaction expenses incurred in connection with acquisitions, share-based compensation expense, and certain other non-cash losses and charges. Management believes that reporting Adjusted EBITDA, gross debt, and net debt in the Debt to Adjusted EBITDA ratios provides supplemental analysis to help investors further evaluate the Company's business performance and available borrowing capacity under the Company's credit facility. Adjusted EBITDA, gross debt, and net debt should be considered in addition to, and not as replacements of or superior measures to, net income or total debt reported in accordance with GAAP. For further information on how Adjusted EBITDA and the Debt to Adjusted EBITDA Ratios are calculated, see the Company's Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2024.

IDEXX Announces Third Quarter Results

October 31, 2024

Notes and Definitions

Discrete litigation expense accrual - During the second quarter of 2024, the Company increased its previously established $27.5 million accrual related to an ongoing litigation matter by $61.5 million.

Ongoing litigation matter - The Company is a defendant in an ongoing litigation matter involving an alleged breach of contract for underpayment of royalty payments made from 2004 through 2017 under an expired patent license agreement. The Company's total accrual of $89.0 million for this matter includes the discrete $61.5 million litigation expense accrual recorded in the second quarter of 2024 and represents our best estimate of the amount of the probable loss. The actual loss associated with this matter may be higher or lower than the accrued amount depending on the ultimate outcome of this matter. For further information, see the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2024.

IDEXX Announces Third Quarter Results

October 31, 2024

IDEXX Laboratories, Inc. and Subsidiaries

Condensed Consolidated Statement of Operations

Amounts in thousands except per share data (Unaudited)

		Three Months Ended		Nine Months Ended
		September 30,	September 30,	September 30,	September 30,
		2024	2023	2024	2023
Revenue:	Revenue	$975,543	$915,527	$2,943,216	$2,759,352
Expenses and Income:	Cost of revenue	379,505	367,545	1,134,949	1,095,549
	Gross profit	596,038	547,982	1,808,267	1,663,803
	Sales and marketing	146,281	135,698	438,399	424,034
	General and administrative	91,887	89,034	341,154	248,804
	Research and development	53,978	47,967	162,063	139,139
	Income from operations	303,892	275,283	866,651	851,826
	Interest expense, net	(4,983)	(7,392)	(13,207)	(30,318)
	Income before provision for income taxes	298,909	267,891	853,444	821,508
	Provision for income taxes	66,068	55,660	181,726	170,987
Net Income:	Net income attributable to stockholders	$232,841	$212,231	$671,718	$650,521
	Earnings per share: Basic	$2.83	$2.55	$8.12	$7.83
	Earnings per share: Diluted	$2.80	$2.53	$8.05	$7.75
	Shares outstanding: Basic	82,304	83,097	82,675	83,058
	Shares outstanding: Diluted	83,056	83,993	83,478	83,990

IDEXX Laboratories, Inc. and Subsidiaries

Selected Operating Information (Unaudited)

		Three Months Ended		Nine Months Ended
		September 30,	September 30,	September 30,	September 30,
		2024	2023	2024	2023
Operating Ratios	Gross profit	61.1%	59.9%	61.4%	60.3%
(as a percentage of revenue):	Sales, marketing, general and administrative expense	24.4%	24.5%	26.5%	24.4%
	Research and development expense	5.5%	5.2%	5.5%	5.0%
	Income from operations[1]	31.2%	30.1%	29.4%	30.9%

1Amounts presented may not recalculate due to rounding.

IDEXX Announces Third Quarter Results

October 31, 2024

IDEXX Laboratories, Inc. and Subsidiaries

Segment Information

Amounts in thousands (Unaudited)

		Three Months Ended
		September 30, 2024	Percent of Revenue	September 30, 2023	Percent of Revenue
Revenue:	CAG	$891,990		$837,160
	Water	50,162		44,450
	LPD	28,992		29,747
	Other	4,399		4,170
	Total	$975,543		$915,527

Gross Profit:	CAG	$544,461	61.0%	$499,291	59.6%
	Water	34,755	69.3%	31,034	69.8%
	LPD	14,627	50.5%	15,836	53.2%
	Other	2,195	49.9%	1,821	43.7%
	Total	$596,038	61.1%	$547,982	59.9%

Income from Operations:	CAG	$277,082	31.1%	$253,358	30.3%
	Water	23,608	47.1%	20,328	45.7%
	LPD	889	3.1%	2,405	8.1%
	Other	2,313	52.6%	(808)	(19.4)%
	Total	$303,892	31.2%	$275,283	30.1%

		Nine Months Ended
		September 30, 2024	Percent of Revenue	September 30, 2023	Percent of Revenue
Revenue:	CAG	$2,703,573		$2,531,091
	Water	139,959		126,362
	LPD	87,503		88,866
	Other	12,181		13,033
	Total	$2,943,216		$2,759,352

Gross Profit:	CAG	$1,659,768	61.4%	$1,523,757	60.2%
	Water	97,326	69.5%	88,621	70.1%
	LPD	45,419	51.9%	46,975	52.9%
	Other	5,754	47.2%	4,450	34.1%
	Total	$1,808,267	61.4%	$1,663,803	60.3%

Income from Operations:	CAG	$798,328	29.5%	$790,617	31.2%
	Water	63,542	45.4%	57,119	45.2%
	LPD	3,254	3.7%	5,664	6.4%
	Other	1,527	12.5%	(1,574)	(12.1)%
	Total	$866,651	29.4%	$851,826	30.9%

IDEXX Announces Third Quarter Results

October 31, 2024

IDEXX Laboratories, Inc. and Subsidiaries

Revenues and Revenue Growth Analysis by Product and Service Categories and by Domestic and International Markets

Amounts in thousands (Unaudited)

	Three Months Ended			Reported	Percentage	Percentage	Organic
	September 30,	September 30,	Dollar	Revenue	Change from	Change from	Revenue
Net Revenue	2024	2023	Change	Growth[1]	Currency	Acquisitions	Growth[1]
CAG	$891,990	$837,160	$54,830	6.5%	0.1%	0.4%	6.0%
United States	604,170	573,830	30,340	5.3%	—	0.6%	4.6%
International	287,820	263,330	24,490	9.3%	0.3%	—	9.0%
Water	50,162	44,450	5,712	12.9%	(0.3)%	—	13.2%
United States	26,671	22,804	3,867	17.0%	—	—	17.0%
International	23,491	21,646	1,845	8.5%	(0.6)%	—	9.2%
LPD	28,992	29,747	(755)	(2.5)%	(0.2)%	—	(2.4)%
United States	5,561	5,040	521	10.3%	—	—	10.3%
International	23,431	24,707	(1,276)	(5.2)%	(0.2)%	—	(5.0)%
Other	4,399	4,170	229	5.5%	—	—	5.5%
Total Company	$975,543	$915,527	$60,016	6.6%	0.1%	0.4%	6.1%
United States	638,058	603,046	35,012	5.8%	—	0.6%	5.2%
International	337,485	312,481	25,004	8.0%	0.2%	—	7.8%

	Three Months Ended			Reported	Percentage	Percentage	Organic
	September 30,	September 30,	Dollar	Revenue	Change from	Change from	Revenue
Net CAG Revenue	2024	2023	Change	Growth[1]	Currency	Acquisitions	Growth[1]
CAG Diagnostics recurring revenue:	$783,443	$733,958	$49,485	6.7%	0.1%	—	6.7%
IDEXX VetLab consumables	329,128	296,042	33,086	11.2%	0.1%	—	11.1%
Rapid assay products	92,774	87,562	5,212	6.0%	(0.2)%	—	6.2%
Reference laboratory diagnostic and consulting services	328,383	320,294	8,089	2.5%	0.1%	—	2.4%
CAG Diagnostics services and accessories	33,158	30,060	3,098	10.3%	0.1%	—	10.2%
CAG Diagnostics capital – instruments	29,528	32,254	(2,726)	(8.4)%	0.3%	—	(8.7)%
Veterinary software, services and diagnostic imaging systems:	79,019	70,948	8,071	11.4%	0.1%	5.2%	6.1%
Recurring revenue	64,644	54,607	10,037	18.4%	0.1%	6.8%	11.5%
Systems and hardware	14,375	16,341	(1,966)	(12.0)%	—	—	(12.0)%
Net CAG revenue	$891,990	$837,160	$54,830	6.5%	0.1%	0.4%	6.0%

	Three Months Ended			Reported	Percentage	Percentage	Organic
	September 30,	September 30,	Dollar	Revenue	Change from	Change from	Revenue
	2024	2023	Change	Growth[1]	Currency	Acquisitions	Growth[1]
CAG Diagnostics recurring revenue:	$783,443	$733,958	$49,485	6.7%	0.1%	—	6.7%
United States	522,530	497,109	25,421	5.1%	—	—	5.1%
International	260,913	236,849	24,064	10.2%	0.3%	—	9.9%

1See Statements Regarding Non-GAAP Financial Measures, above. Amounts presented may not recalculate due to rounding.

IDEXX Announces Third Quarter Results

October 31, 2024

IDEXX Laboratories, Inc. and Subsidiaries

Revenues and Revenue Growth Analysis by Product and Service Categories and by Domestic and International Markets

Amounts in thousands (Unaudited)

	Nine Months Ended			Reported	Percentage	Percentage	Organic
	September 30,	September 30,	Dollar	Revenue	Change from	Change from	Revenue
Net Revenue	2024	2023	Change	Growth[1]	Currency	Acquisitions	Growth[1]
CAG	$2,703,573	$2,531,091	$172,482	6.8%	(0.2)%	0.4%	6.7%
United States	1,835,049	1,732,752	102,297	5.9%	—	0.5%	5.4%
International	868,524	798,339	70,185	8.8%	(0.6)%	—	9.4%
Water	139,959	126,362	13,597	10.8%	(0.4)%	—	11.1%
United States	73,331	63,932	9,399	14.7%	—	—	14.7%
International	66,628	62,430	4,198	6.7%	(0.7)%	—	7.5%
LPD	87,503	88,866	(1,363)	(1.5)%	(0.6)%	—	(0.9)%
United States	15,840	14,005	1,835	13.1%	—	—	13.1%
International	71,663	74,861	(3,198)	(4.3)%	(0.7)%	—	(3.6)%
Other	12,181	13,033	(852)	(6.5)%	—	—	(6.5)%
Total Company	$2,943,216	$2,759,352	$183,864	6.7%	(0.2)%	0.3%	6.6%
United States	1,929,213	1,815,066	114,147	6.3%	—	0.5%	5.8%
International	1,014,003	944,286	69,717	7.4%	(0.6)%	—	8.0%

	Nine Months Ended			Reported	Percentage	Percentage	Organic
	September 30,	September 30,	Dollar	Revenue	Change from	Change from	Revenue
Net CAG Revenue	2024	2023	Change	Growth[1]	Currency	Acquisitions	Growth[1]
CAG Diagnostics recurring revenue:	$2,372,041	$2,223,336	$148,705	6.7%	(0.2)%	—	6.9%
IDEXX VetLab consumables	971,405	890,891	80,514	9.0%	(0.3)%	—	9.3%
Rapid assay products	282,379	266,934	15,445	5.8%	(0.2)%	—	6.0%
Reference laboratory diagnostic and consulting services	1,020,094	973,580	46,514	4.8%	(0.1)%	—	4.9%
CAG Diagnostics services and accessories	98,163	91,931	6,232	6.8%	(0.4)%	—	7.2%
CAG Diagnostics capital – instruments	98,912	99,452	(540)	(0.5)%	(0.4)%	—	(0.1)%
Veterinary software, services and diagnostic imaging systems:	232,620	208,303	24,317	11.7%	—	4.4%	7.3%
Recurring revenue	187,461	160,039	27,422	17.1%	—	5.7%	11.5%
Systems and hardware	45,159	48,264	(3,105)	(6.4)%	(0.1)%	—	(6.4)%
Net CAG revenue	$2,703,573	$2,531,091	$172,482	6.8%	(0.2)%	0.4%	6.7%

	Nine Months Ended			Reported	Percentage	Percentage	Organic
	September 30,	September 30,	Dollar	Revenue	Change from	Change from	Revenue
	2024	2023	Change	Growth[1]	Currency	Acquisitions	Growth[1]
CAG Diagnostics recurring revenue:	$2,372,041	$2,223,336	$148,705	6.7%	(0.2)%	—	6.9%
United States	1,590,037	1,505,837	84,200	5.6%	—	—	5.6%
International	782,004	717,499	64,505	9.0%	(0.6)%	—	9.6%

1See Statements Regarding Non-GAAP Financial Measures, above. Amounts presented may not recalculate due to rounding.

IDEXX Announces Third Quarter Results

October 31, 2024

IDEXX Laboratories, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet

Amounts in thousands (Unaudited)

		September 30, 2024	December 31, 2023
Assets:	Current Assets:
	Cash and cash equivalents	$308,636	$453,932
	Accounts receivable, net	511,250	457,445
	Inventories	389,804	380,282
	Other current assets	224,054	203,595
	Total current assets	1,433,744	1,495,254
	Property and equipment, net	717,745	702,177
	Other long-term assets, net	1,199,277	1,062,494
	Total assets	$3,350,766	$3,259,925

Liabilities and Stockholders' Equity:	Current Liabilities:
	Accounts payable	$110,603	$110,643
	Accrued liabilities	511,047	478,712
	Line of credit	250,000	250,000
	Current portion of long-term debt	99,140	74,997
	Deferred revenue	38,434	37,195
	Total current liabilities	1,009,224	951,547
	Long-term debt, net of current portion	524,758	622,883
	Other long-term liabilities, net	198,730	200,965
	Total long-term liabilities	723,488	823,848
	Total stockholders' equity	1,618,054	1,484,530
	Total liabilities and stockholders' equity	$3,350,766	$3,259,925

IDEXX Laboratories, Inc. and Subsidiaries

Selected Balance Sheet Information (Unaudited)

		September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Selected Balance Sheet Information:	Days sales outstanding[1]	48.9	47.3	45.7	46.1	45.6
	Inventory turns[2]	1.3	1.4	1.3	1.3	1.3

1Days sales outstanding represents the average of the accounts receivable balances at the beginning and end of each quarter divided by revenue for that quarter, the result of which is then multiplied by 91.25 days.

2Inventory turns are calculated as the ratio of four times our inventory-related cost of product revenue for the quarter, divided by the average inventory balances at the beginning and end of each quarter.

IDEXX Announces Third Quarter Results

October 31, 2024

IDEXX Laboratories, Inc. and Subsidiaries

Condensed Consolidated Statement of Cash Flows

Amounts in thousands (Unaudited)

		Nine Months Ended
		September 30, 2024	September 30, 2023
Operating:	Cash Flows from Operating Activities:
	Net income	$671,718	$650,521
	Non-cash adjustments to net income	119,761	120,390
	Changes in assets and liabilities	(124,503)	(114,252)
	Net cash provided by operating activities	666,976	656,659
Investing:	Cash Flows from Investing Activities:
	Purchases of property and equipment	(91,667)	(101,075)
	Acquisition of a business	(76,694)	—
	Proceeds from net investment hedges	1,142	6,256
	Net cash used by investing activities	(167,219)	(94,819)
Financing:	Cash Flows from Financing Activities:
	Repayments under credit facility, net	—	(329,000)
	Payments of senior notes	(75,000)	—
	Payments for the acquisition-related holdbacks	—	(1,879)
	Repurchases of common stock	(591,042)	(35,070)
	Proceeds from exercises of stock options and employee stock purchase plans	31,237	35,704
	Shares withheld for statutory tax withholding payments on restricted stock	(10,486)	(9,907)
	Net cash used by financing activities	(645,291)	(340,152)
	Net effect of changes in exchange rates on cash	238	(2,538)
	Net (decrease) increase in cash and cash equivalents	(145,296)	219,150
	Cash and cash equivalents, beginning of period	453,932	112,546
	Cash and cash equivalents, end of period	$308,636	$331,696

IDEXX Laboratories, Inc. and Subsidiaries

Free Cash Flow

Amounts in thousands (Unaudited)

		Three Months Ended		Nine Months Ended
		September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Free Cash Flow:	Net cash provided by operating activities	$220,079	$272,433	$666,976	$656,659
	Investing cash flows attributable to purchases of property and equipment	(28,089)	(34,094)	(91,667)	(101,075)
	Free cash flow[1]	$191,990	$238,339	$575,309	$555,584

1See Statements Regarding Non-GAAP Financial Measures, above.

IDEXX Announces Third Quarter Results

October 31, 2024

IDEXX Laboratories, Inc. and Subsidiaries

Common Stock Repurchases

Amounts in thousands except per share data (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Shares repurchased in the open market	459	65	1,177	65
Shares acquired through employee surrender for statutory tax withholding	1	1	19	20
Total shares repurchased	460	66	1,196	85

Cost of shares repurchased in the open market	$224,945	$35,070	$600,216	$35,070
Cost of shares for employee surrenders	218	231	10,486	9,907
Total cost of shares	$225,163	$35,301	$610,702	$44,977

Average cost per share – open market repurchases	$490.23	$536.03	$509.81	$536.03
Average cost per share – employee surrenders	$465.27	$506.74	$557.64	$503.43
Average cost per share – total	$490.20	$535.83	$510.57	$528.49